EXHIBIT 4.1

WARRANT ISSUED TO ROCKY MOUNTAIN CHOCOLATE FACTORY, INC.

THIS WARRANT HAS NOT BEEN REGISTERED
UNDER THE SECURITIES ACT OF 1933
AND IS NOT TRANSFERABLE

U-Swirl, Inc.

PURCHASE WARRANT

Issued to:

ROCKY MOUNTAIN CHOCOLATE FACTORY, INC.

Exercisable to Purchase

9,110,250 Shares

of

U-SWIRL, INC.

Void after November 24, 2016

LEGAL25569796.1

This is to certify that, for value received and subject to the terms and conditions set forth below, the Warrantholder (hereinafter defined) is entitled to purchase, and the Company (hereinafter defined) promises and agrees to sell and issue to the Warrantholder, at any time on or after January 14, 2013 and on or before the Expiration Dates set forth on Exhibit A, the number of shares of Common Stock (hereinafter defined) at the Exercise Prices (hereinafter defined) set forth on Exhibit A.

In the event that a holder of the Company’s warrants or stock options exercises any such warrant or stock option set forth on Exhibit B, the Warrantholder shall be entitled to exercise any Warrant with the same Corresponding Warrant ID Number.  The number of shares the Warrantholder may purchase upon the exercise of any Warrant shall not exceed an amount equal to one and one-half (1.5) multiplied by the number of shares purchased by a holder of the Company’s warrants or options upon the exercise of such warrant or option set forth opposite the Corresponding Warrant ID Number on Exhibit B.

This Warrant Certificate is issued subject to the following terms and conditions:

1.   Definitions of Certain Terms.  Except as may be otherwise clearly required by the context, the following terms have the following meanings:

(a)  “Common Stock” means the common stock, par value $0.001, of the Company.

(b)  “Company” means U-Swirl, Inc., a Nevada corporation.

(c)  “Exercise Price” means the price at which the Warrantholder may purchase one share of Common Stock upon exercise of Warrants as determined from time to time pursuant to the provisions hereof.

(d)  “Shares” means the shares of Common Stock obtained or obtainable upon exercise of the Warrant.

(e)  “Warrant Certificate” means a certificate evidencing the Warrant.

(f)  “Warrantholder” means a record holder of the Warrant.  The Warrantholder is Rocky Mountain Chocolate Factory, Inc.

(g)  “Warrant” means the warrant evidenced by this certificate, any similar certificate issued in connection with the Offering, or any certificate obtained upon transfer or partial exercise of the Warrant evidenced by any such certificate.

2.   Exercise of Warrant.  All or any part of the Warrant represented by this Warrant Certificate may be exercised commencing on January 14, 2013 and ending at 5 p.m. Mountain Time on the specified Expiration Date by surrendering this Warrant Certificate, together with appropriate instructions, duly executed by the Warrantholder or by its duly authorized attorney, at the office of the Company, 1175 American Pacific, Suite C, Henderson, Nevada 89074; or at such other office or agency as the Company may designate.  The date on which such instructions are received by the Company shall be the date of exercise.  Subject to the provisions below, upon receipt of notice of exercise, the Company shall immediately instruct its transfer agent to prepare certificates for the Shares to be received by the Warrantholder upon completion of the Warrant exercise.  When such certificates are prepared, the Company shall notify the Warrantholder and deliver such certificates to the Warrantholder or as per the Warrantholder’s instructions immediately upon payment in full by the Warrantholder, in lawful money of the United States, of the Exercise Price payable with respect to the Shares being purchased, if any.

If fewer than all the Shares purchasable under the Warrant are purchased, the Company will, upon such partial exercise and request of the Warrantholder, execute and deliver to the Warrantholder a new Warrant Certificate (dated the date hereof), in form and tenor similar to this Warrant Certificate, evidencing that portion of the Warrant not exercised.  The Shares to be obtained on exercise of the Warrant will be deemed to have been issued, and any person exercising the Warrant will be deemed to have become a holder of record of those Shares, as of the date of the payment of the Exercise Price.

Notwithstanding the foregoing, in no event shall such Shares be issued, and the Company is authorized to refuse to honor the exercise of the Warrant, if such exercise would result in the opinion of the Company’s Board of Directors, upon advice of counsel, in the violation of any law.

3.   Adjustments in Certain Events.  The number, class, and price of Shares for which this Warrant Certificate may be exercised are subject to adjustment from time to time upon the happening of certain events as follows:

(a)  If the outstanding shares of the Company’s Common Stock are divided into a greater number of shares or a dividend in stock is paid on the Common Stock, the number of shares of Common Stock for which the Warrant is then exercisable will be proportionately increased and the Exercise Price will be proportionately reduced; and, conversely, if the outstanding shares of Common Stock are combined into a smaller number of shares of Common Stock, the number of shares of Common Stock for which the Warrant is then exercisable will be proportionately reduced and the Exercise Price will be proportionately increased. The increases and reductions provided for in this Section 3(a) will be made with the intent and, as nearly as practicable, the effect that neither the percentage of the total equity of the Company obtainable on exercise of the Warrants nor the price payable for such percentage upon such exercise will be affected by any event described in this Section 3(a).

(b)  In case of any change in the Common Stock through merger, consolidation, reclassification, reorganization, partial or complete liquidation, purchase of substantially all the assets of the Company, or other change in the capital structure of the Company, then, as a condition of such change, lawful and adequate provision will be made so that the holder of this Warrant Certificate will have the right thereafter to receive upon the exercise of the Warrant the kind and amount of shares of stock or other securities or property to which it would have been entitled if, immediately prior to such event, it had held the number of shares of Common Stock obtainable upon the exercise of the Warrant.  In any such case, appropriate adjustment will be made in the application of the provisions set forth herein with respect to the rights and interest thereafter of the Warrantholder, to the end that the provisions set forth herein will thereafter be applicable, as nearly as reasonably may be, in relation to any shares of stock or other property thereafter deliverable upon the exercise of the Warrant.  The Company will not permit any change in its capital structure to occur unless the issuer of the shares of stock or other securities to be received by the holder of this Warrant Certificate, if not the Company, agrees to be bound by and comply with the provisions of this Warrant Certificate.

(c)  When any adjustment is required to be made in the number of shares of Common Stock, other securities, or the property purchasable upon exercise of the Warrant, the Company will promptly determine the new number of such shares or other securities or property purchasable upon exercise of the Warrant and (i) prepare and retain on file a statement describing in reasonable detail the method used in arriving at the new number of such shares or other securities or property purchasable upon exercise of the Warrant and (ii) cause a copy of such statement to be mailed to the Warrantholder within thirty (30) days after the date of the event giving rise to the adjustment.

(d)  No fractional shares of Common Stock or other securities will be issued in connection with the exercise of the Warrant, but the Company will pay, in lieu of fractional shares, a cash payment therefor on the basis of the mean between the bid and asked prices of the Common Stock in the over-the-counter market or the last sale price of the Common Stock on the principal exchange or other trading facility on which the Common Stock is traded on the day immediately prior to exercise.

(a)  If shares of the Company or securities of any subsidiary of the Company are distributed pro rata to holders of Common Stock, such number of shares and/or securities will be distributed to the Warrantholder or its assignee upon exercise of its rights hereunder as such Warrantholder or assignee would have been entitled to if this Warrant Certificate had been exercised prior to the record date for such distribution. The provisions with respect to adjustment of the Common Stock provided in this Section 3 will also apply to the securities to which the Warrantholder or its assignee is entitled under this Section 3(e).

(b)  Notwithstanding anything herein to the contrary, there will be no adjustment made hereunder on account of the sale by the Company of the Common Stock purchasable upon exercise of the Warrant.

(c)  If, immediately prior to any exercise of Warrants, there shall be outstanding no securities of a class or series that, but for the provisions of this Section 3, would be issuable upon such exercise (the “Formerly Issuable Securities”), then, upon such exercise, and in lieu of the Formerly Issuable Securities, the Company shall issue that number and kind of other securities or property for which the Formerly Issuable Securities were most recently exercisable or into which the Formerly Issuable Securities were most recently convertible, as the case may be.

4.   Reservation of Shares.  The Company agrees that the number of shares of Common Stock sufficient to provide for the exercise of the Warrant upon the basis set forth above will at all times during the term of the Warrant be reserved for exercise.

5.   Validity of Shares.  All Shares delivered upon the exercise of the Warrant will be duly and validly issued in accordance with their terms, and the Company will pay all documentary and transfer taxes, if any, in respect of the original issuance thereof upon exercise of the Warrant.

6.   Restrictions on Transfer.  This Warrant Certificate and the Warrant may not be sold, transferred, assigned, pledged, or hypothecated, or be the subject of any hedging, short sale, derivative, put, or call transaction that would result in the effective economic disposition of the securities.  The Warrant may be divided or combined, upon request to the Company by the Warrantholder, into a certificate or certificates evidencing the same aggregate number of Warrants.

7.   No Rights as a Shareholder.  Except as otherwise provided herein, the Warrantholder will not, by virtue of ownership of the Warrant, be entitled to any rights of a shareholder of the Company but will, upon written request to the Company, be entitled to receive such quarterly or annual reports as the Company distributes to its shareholders.

8.   Compliance with Securities Laws.  The Warrantholder acknowledges and agrees that:  (i) this Warrant and any Shares that may be acquired upon exercise hereof are being or will be acquired for investment purposes and not with a view toward the distribution or sale thereof; (ii) this Warrant and the Shares will not be registered under either federal or applicable state securities laws and must be held indefinitely unless subsequently registered under the Securities Act of 1933, as amended (the “Securities Act”), or an exemption from such registration is available; (iii) investment in the Company is highly speculative; (iv) it has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of his investment and has the ability to bear the economic risks (including the risk of a total loss) of its investment; (v) it has had the opportunity to ask questions of the Company concerning the Company’s business and assets and to obtain any additional information that it considered necessary to verify the accuracy or to amplify the Company’s disclosures with respect to its investment and has had all such questions answered to its satisfaction; and (vi) the Company will be relying upon the foregoing investment representations in agreeing to issue this Warrant and the Shares to the Warrantholder.  The Warrantholder acknowledges that the transferability of the Warrant and of any Shares will be subject to restrictions imposed by all applicable federal and state securities laws and agrees that the certificates evidencing the Shares shall be stamped or imprinted with a legend in substantially the following form:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR FOR RESALE IN CONNECTION WITH, ANY DISTRIBUTION THEREOF, AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) OR ANY STATE SECURITIES LAWS.  SUCH SECURITIES MAY NOT BE SOLD OR OFFERED FOR SALE UNLESS THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT COVERING SUCH SECURITIES, THE SALE IS MADE IN ACCORDANCE WITH RULE 144 UNDER THE SECURITIES ACT, OR THE COMPANY RECEIVES AN OPINION OF COUNSEL FOR THE HOLDER OF SUCH SECURITIES REASONABLY SATISFACTORY TO THE COMPANY STATING THAT SUCH SALE, TRANSFER, ASSIGNMENT, OR HYPOTHECATION IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS

OF THE SECURITIES ACT AND OF ANY APPLICABLE STATE SECURITIES LAWS.

The restrictions imposed by this Section 8 upon the transfer of this Warrant or Shares to be purchased upon exercise hereof shall terminate:  (i) when such securities shall have been resold pursuant to an effective registration statement under the Securities Act; (ii) upon the Company’s receipt of an opinion of counsel, in form and substance reasonably satisfactory to the Company, addressed to the Company, to the effect that such restrictions are no longer required to ensure compliance with the Securities Act and state securities laws; or (iii) upon the Company’s receipt of other evidence reasonably satisfactory to the Company that such registration and qualification under the Securities Act and state securities laws are not required. Whenever such restrictions shall cease and terminate as to any such securities, the holder thereof shall be entitled to receive from the Company (or its transfer agent and registrar), without expense (other than applicable transfer taxes, if any), new Warrant Certificates (or, in the case of Shares, new certificates) of like tenor not bearing the applicable legend required by this Section 8 as set forth above relating to the Securities Act and state securities laws.

9.   Notice.  Any notices required or permitted to be given hereunder will be in writing and may be served personally or by mail; and if served will be addressed as follows:

If to the Company:

U-Swirl, Inc.
1175 American Pacific, Suite C
Henderson, NV  89074
Attention:  President

If to the Warrantholder:

Rocky Mountain Chocolate Factory, Inc.
265 Turner Drive
Durango, Colorado 81303
Attention:  Bryan Merryman, Chief Operating Officer

Any notice so given by mail will be deemed effectively given 48 hours after mailing when deposited in the United States mail, registered or certified mail, return receipt requested, postage prepaid and addressed as specified above.  Any party may by written notice to the other specify a different address for notice purposes.

10.   Applicable Law.  This Warrant Certificate will be governed by and construed in accordance with the laws of the State of Nevada, without reference to conflict of laws principles thereunder.  All disputes relating to this Warrant Certificate shall be tried before the courts of Nevada located in Clark County, Nevada to the exclusion of all other courts that might have jurisdiction.

Dated as of January 14, 2013

U-SWIRL, INC.

By: /s/ Ulderico Conte
Name: Ulderico Conte
Title:   Chief Executive Officer

Agreed and accepted as of January 14, 2013

ROCKY MOUNTAIN CHOCOLATE FACTORY, INC.

By: /s/ Bryan J. Merryman
Name:  Bryan J. Merryman
Title:    Chief Financial Officer

Exhibit A

Shares to be Issued, Exercise Price and Expiration Date

Number of Shares	Exercise Price	Expiration Date	Corresponding Warrant ID Number
90,000	$6.12	2/28/2013	W-1
114,750	$6.12	3/23/2013	W-2
1,500,000	$5.10	3/26/2013	W-3
3,000,000	$10.20	3/26/2013	W-4
66,468	$0.48	10/20/2015	W-5
158,532	$0.48	10/20/2015	W-6
2,587,500	$0.60	10/20/2015	W-7
150,000	$2.20	1/31/2016	W-8

Number of Shares	Exercise Price	Expiration Date	Corresponding Warrant ID Number
18,750	$0.37	4/27/2016	O-1
18,750	$0.37	4/27/2016	O-2
18,750	$0.37	4/27/2016	O-3
18,750	$0.37	4/27/2016	O-4
131,250	$0.42	5/23/2016	O-5
131,250	$0.42	5/23/2016	O-6
131,250	$0.42	5/23/2016	O-7
131,250	$0.42	5/23/2016	O-8
131,250	$0.42	5/23/2016	O-9
131,250	$0.42	5/23/2016	O-10
3,750	$0.28	11/24/2016	O-11
3,750	$0.28	11/24/2016	O-12
75,000	$0.28	11/24/2016	O-13
75,000	$0.28	11/24/2016	O-14
18,750	$0.28	11/24/2016	O-15
18,750	$0.28	11/24/2016	O-16
11,250	$0.28	11/24/2016	O-17
11,250	$0.28	11/24/2016	O-18
11,250	$0.28	11/24/2016	O-19
11,250	$0.28	11/24/2016	O-20
1,500	$0.28	11/24/2016	O-21
1,500	$0.28	11/24/2016	O-22
18,750	$0.28	11/24/2016	O-23
18,750	$0.28	11/24/2016	O-24
18,750	$0.28	11/24/2016	O-25
18,750	$0.28	11/24/2016	O-26
40,500	$0.28	11/24/2016	O-27
40,500	$0.28	11/24/2016	O-28

Number of Shares	Exercise Price	Expiration Date	Corresponding Warrant ID Number
44,250	$0.28	11/24/2016	O-29
44,250	$0.28	11/24/2016	O-30
44,250	$0.28	11/24/2016	O-31
44,250	$0.28	11/24/2016	O-32
2,250	$0.28	11/24/2016	O-33
2,250	$0.28	11/24/2016	O-34

Exhibit B

U-Swirl, Inc. Outstanding Warrants

Number of Shares	Exercise Price	Expiration Date	Corresponding Warrant ID Number
60,000	$6.12	2/21/2013	W-1
76,500	$6.12	3/16/2013	W-2
1,000,000	$5.10	3/19/2013	W-3
2,000,000	$10.20	3/19/2013	W-4
44,312	$0.48	10/13/2015	W-5
105,688	$0.48	10/13/2015	W-6
1,725,000	$0.60	10/13/2015	W-7
100,000	$2.20	1/24/2016	W-8

U-Swirl, Inc. Outstanding Stock Options

Number of Shares	Exercise Price	Expiration Date	Corresponding Warrant ID Number
12,500	$0.37	4/20/2016	O-1
12,500	$0.37	4/20/2016	O-2
12,500	$0.37	4/20/2016	O-3
12,500	$0.37	4/20/2016	O-4
87,500	$0.42	5/16/2016	O-5
87,500	$0.42	5/16/2016	O-6
87,500	$0.42	5/16/2016	O-7
87,500	$0.42	5/16/2016	O-8
87,500	$0.42	5/16/2016	O-9
87,500	$0.42	5/16/2016	O-10
2,500	$0.28	11/17/2016	O-11
2,500	$0.28	11/17/2016	O-12
50,000	$0.28	11/17/2016	O-13
50,000	$0.28	11/17/2016	O-14
12,500	$0.28	11/17/2016	O-15
12,500	$0.28	11/17/2016	O-16
7,500	$0.28	11/17/2016	O-17
7,500	$0.28	11/17/2016	O-18
7,500	$0.28	11/17/2016	O-19
7,500	$0.28	11/17/2016	O-20
1,000	$0.28	11/17/2016	O-21
1,000	$0.28	11/17/2016	O-22
12,500	$0.28	11/17/2016	O-23
12,500	$0.28	11/17/2016	O-24
12,500	$0.28	11/17/2016	O-25

Number of Shares	Exercise Price	Expiration Date	Corresponding Warrant ID Number
12,500	$0.28	11/17/2016	O-26
27,000	$0.28	11/17/2016	O-27
27,000	$0.28	11/17/2016	O-28
29,500	$0.28	11/17/2016	O-29
29,500	$0.28	11/17/2016	O-30
29,500	$0.28	11/17/2016	O-31
29,500	$0.28	11/17/2016	O-32
1,500	$0.28	11/17/2016	O-33
1,500	$0.28	11/17/2016	O-34